UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2023 (October 10, 2023)

CĪON Investment Corporation

 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Park Avenue, 25th Floor New York, New York 10017
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CION	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On October 10, 2023, CĪON Investment Corporation (“CION”) issued approximately $33.7 million in aggregate principal amount of its additional Series A Unsecured Notes due 2026 (the “Additional Notes”) to institutional investors in Israel. The Additional Notes were issued pursuant to the Deed of Trust dated as of February 20, 2023 (the “Deed of Trust”) with Mishmeret Trust Company Ltd., as trustee, and were issued by way of expanding, and have the same terms and conditions as, the existing Series A Unsecured Notes due 2026 that were issued by CION on February 28, 2023. After the deduction of fees and other offering expenses, CION received net proceeds of approximately $32.3 million, which CION intends to use to make investments in portfolio companies in accordance with its investment objectives and for working capital and general corporate purposes. The Additional Notes are rated A1.il by Midroog Ltd., an affiliate of Moody’s, and commenced trading on the Tel Aviv Stock Exchange Ltd. on October 10, 2023.

The Additional Notes will mature on August 31, 2026 and may be redeemed in whole or in part at CION’s option at par plus a “make-whole” premium, if applicable, as set forth in the Deed of Trust. The Additional Notes bear interest at a floating rate equal to the Secured Overnight Financing Rate (“SOFR”) plus a credit spread of 3.82% per year, which will be paid quarterly on February 28, May 31, August 31, and November 30 of each year, commencing on November 30, 2023. The Additional Notes are CION’s general unsecured obligations that rank senior in right of payment to all of CION’s existing and future indebtedness that is expressly subordinated in right of payment to the Additional Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by CION, rank effectively junior to any of CION’s secured indebtedness (including unsecured indebtedness that CION later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by CION’s subsidiaries, financing vehicles or similar facilities.

The Deed of Trust contains other terms and conditions, including, without limitation, affirmative and negative covenants such as (i) information reporting, (ii) maintenance of CION’s status as a business development company within the meaning of the Investment Company Act of 1940, as amended, (iii) minimum shareholders’ equity of $525 million, (iv) a minimum asset coverage ratio of not less than 150%, and (v) an unencumbered asset coverage ratio of 1.25 to 1.00. In addition, the Deed of Trust contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, cross-default under other indebtedness of CION in an outstanding aggregate principal amount of at least $50,000,000, certain judgments and orders, and certain events of bankruptcy.

The Additional Notes were sold in an offshore transaction to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

The foregoing description of the Deed of Trust as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein. A copy of a press release announcing the foregoing is also attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Deed of Trust, dated as of February 20, 2023, by and between CĪON Investment Corporation and Mishmeret Trust Company Ltd. (Incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed with the SEC on February 28, 2023).
99.1	Press Release dated October 11, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation
Date:	October 11, 2023	By: /s/ Michael A. Reisner
Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
10.1	Deed of Trust, dated as of February 20, 2023, by and between CĪON Investment Corporation and Mishmeret Trust Company Ltd. (Incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed with the SEC on February 28, 2023).
99.1	Press Release dated October 11, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).